Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FIRST QUARTER 2009

FINANCIAL RESULTS

ATLANTA, GEORGIA, April 29, 2009: Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported unaudited financial results for its first quarter  ended March 31, 2009. Revenues grew 15.7% to $243.0 million compared to $210.1 million for the first quarter ended March 31, 2008.  Revenue growth excluding significant acquisitions and the negative impact of the Canadian dollar improved modestly.

Net income increased 14.2% to $15.8 million or $0.16 per diluted share for the first quarter ended March 31, 2009 compared to $13.8 million or $0.14 per diluted share for the first quarter ended March 31, 2008.  This was the Company’s 12th consecutive quarter of improved earnings.  EBITDA increased 24.3% for the first quarter ended March 31, 2009 compared to the prior year quarter.(1)

On January 27, 2009, Rollins increased its regular quarterly cash dividend to shareholders 12 percent to $0.07.  The Company also announced that it repurchased 603,400 shares of common stock at a weighted average price of $15.19 per share during the quarter.  In total, approximately 4.0 million additional shares may be purchased under its share repurchase program.

Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. stated, “This is a very challenging time for all businesses, and our company is fortunate to have a large base of recurring revenue, great pest control brands, and a proven team of highly professional and dedicated employees.  One of our greatest company attributes is to be situated in an industry that is recession resistant.  Historically during economic downturns prospective customers and existing customers maintain a high regard for our ability to protect their health and property against the threat of pests.”

Mr. Rollins, concluded, “Although we are seeing an expected softening in residential pest control sales, we are experiencing gains in commercial pest control as well as our termite control business.  We will continue to seek new growth opportunities both internally and externally through acquisitions.”

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., PCO Services, HomeTeam Pest Defense, Western Pest Services and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to over 2 million customers in the United States, Canada, Mexico, Central America, the Caribbean, the Middle East and Asia from over 500 locations.

(1) EBITDA is a financial measure which does not conform to generally accepted accounting principles (GAAP). Additional disclosure regarding this non-GAAP financial measure is included in the attachment to this press release.

You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.indfumco.com, and www.rollins.com.  You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s belief that the Company is situated in an industry that is recession resistant, the Company’s expectation for softening residential pest control sales and belief that it is experiencing gains in commercial pest control as well as in termite control, and the Company’s plans to continue to seek new growth opportunities both internally and externally through acquisitions.  The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect our Company’s business; changes in industry practices or technologies; the degree of success of the Company’s pest and termite process reforms and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.  A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2008.

ROLLINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At March 31, (unaudited)	2009	2008
ASSETS
Cash and cash equivalents	$14,957	$71,365
Trade receivables, short-term	58,783	51,601
Accounts Receivable - Other	1,854	2,307
Materials and supplies	11,555	8,715
Deferred income taxes	19,892	17,901
Other current assets	10,919	9,115
Total Current Assets	117,960	161,004

Equipment and property, net	78,325	76,823
Goodwill	188,101	126,296
Other Intangible Assets	23,172	9,176
Customer Contracts	126,502	60,843
Deferred income taxes	17,514	7,676
Trade receivables, long-term	8,946	8,918
Prepaid Pension	—	17,169
Other assets	6,396	6,828
Total Assets	$566,916	$474,733

LIABILITIES
Loans outstanding	$62,000	$—
Capital leases	356	798
Accounts payable	18,712	12,427
Accrued insurance	15,067	14,235
Accrued compensation and related liabilities	45,216	39,183
Other current liabilities	33,165	32,553
Unearned revenue	90,785	85,253
Total Current Liabilities	265,301	184,449

Capital leases, less current portion	120	757
Accrued pension	20,232	—
Long-term accrued liabilities	53,068	52,979
Total Liabilities	338,721	238,185

STOCKHOLDERS’ EQUITY
Common stock	99,882	100,913
Retained earnings and other equity	128,313	135,635
Total Stockholders’ Equity	228,195	236,548
Total Liabilities and Stockholders’ Equity	$566,916	$474,733

ROLLINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	First Quarter Ended
	March 31,
	2009	2008
REVENUES
Customer services	$242,972	$210,078
COSTS AND EXPENSES
Cost of services provided	125,371	109,953
Depreciation and amortization	9,429	6,631
Sales, general and administrative	81,988	71,488
(Gain)/loss on sales of assets	(5)	(21)
Interest (income)/expense, net	428	(719)
	217,211	187,332
INCOME BEFORE TAXES	25,761	22,746
PROVISION FOR INCOME TAXES	9,953	8,907
NET INCOME	$15,808	$13,839

NET INCOME PER SHARE - BASIC	$0.16	$0.14
NET INCOME PER SHARE - DILUTED	$0.16	$0.14

Weighted average shares outstanding - basic	98,332	99,388
Weighted average shares outstanding - diluted	99,021	100,401

ROLLINS, INC. AND SUBSIDIARIES

RECONCILIATION

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)

		Three Months Ended March 31,		$Better/	%Better/
		2009	2008	(Worse)	(Worse)

Net Income		$15,808	$13,839	$1,969	14.2%
Add:	Provision For Income Taxes	9,953	8,907	(1,046)	(11.7)
	Interest (income)/Expense	428	(719)	(1,147)	(159.5)
	Depreciation and Amortization	9,429	6,631	(2,798)	(42.2)
EBITDA		$35,618	$28,658	$6,960	24.3%

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss First Quarter results on:

Wednesday, April 29, 2009 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 800-257-3401 domestic;

303-228-2960 international

at least 5 minutes before start time.

REPLAY: available through May 6, 2009

Please dial 800-405-2236/303-590-3000, Passcode: 11130366

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.net

Questions?

Contact Janet Jazmin at Financial Relations Board at 212-827-3777

Or email to jjazmin@financialrelationsboard.com